EXHIBIT 10.3

LOCK-UP AND STANDSTILL AGREEMENT

This LOCK-UP AND STANDSTILL AGREEMENT (the “Agreement”) is made as of April 20, 2007, by and between Arrowhead Research Corporation, a Delaware corporation (the “Company”), and the undersigned (the “Securityholder”).

WITNESSETH:

WHEREAS, on the date hereof, the Company and the Securityholder are consummating a stock purchase transaction (the “Stock Purchase Transaction”);

WHEREAS, pursuant to the Stock Purchase Transaction, the Securityholder will be the holder of record of that number of shares (the “Shares”) of Company Common Stock, par value $0.001 per share (the “Common Stock”).

WHEREAS, the Shares will be registered for resale pursuant to a registration statement on Form S-3 (or similar form) to be filed by the Company with the Securities and Exchange Commission in accordance with the terms and conditions of a certain Registration Rights Agreement dated as of the date hereof by and among the Company and the Investors named therein; and

WHEREAS, as a condition to the consummation of the Stock Purchase Transaction, the Company has required that the Securityholder agree to refrain from certain sales of the Shares and other securities of the Company, and the Securityholder has agreed to so refrain, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholder hereby agrees as follows:

1. Standstill Provision. Securityholder agrees that from the date of this Agreement through the earlier of (i) the second anniversary of the expiration of the Lock-Up Period (as defined below), and (ii) the date that the Securityholder (together with its Affiliates (as defined below)) no longer beneficially owns Common Stock (including shares underlying options or warrants) representing, on an as converted basis, in the aggregate, at least 10% of the Company’s outstanding Common Stock (making equitable adjustments for any conversions, reclassifications, reorganizations, stock dividends, stock splits, reverse splits and similar events which occur with respect to the Common Stock), neither the Securityholder nor its Affiliates will, directly or indirectly, without the prior written consent of a majority of the Board of Directors of the Company (excluding any nominees or designees of the Securityholder on the Board of Directors), in the directors’ sole and absolute discretion, acquire, agree to acquire, make any proposal to acquire, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) to do any of the foregoing, equity securities (including convertible debt instruments and preferred stock or any shares of capital stock issuable upon the conversion or exercise thereof) of the Company representing more than 20% of the voting power of all voting securities of the Company on a fully diluted basis. “Affiliate” means, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person, where “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

2. General Lock-Up of Securities. Subject to the provisions of Section 1 hereof and the last sentence of this Section 2, and subject in all events to the consummation of the Stock Purchase Transaction, during the period commencing on the date of this Agreement and ending on the One Hundred and Eighty-First (181st) day following the date of this Agreement (such period is referred to herein as the “Lock-Up Period”), the Securityholder shall not (a) sell, transfer, assign, offer, pledge, contract to sell, transfer or assign, sell any option or contract to purchase, purchase any option or contract to sell, transfer or assign, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any of (1) the Shares or (2) any other securities of the Company now held or hereafter acquired by the Securityholder, including, but not limited to, securities convertible into or exercisable or exchangeable for Common Stock (all such securities, the “Locked-Up Securities”), (b) enter into any swap or other arrangement that transfers or assigns to another person or entity, in whole or in part, any of the economic benefits, obligations or other consequences of any nature of ownership of the Locked-Up Securities, whether any such transaction is to be settled by delivery of the Locked-Up Securities in cash or otherwise, or (c) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. Each of the transactions referred to in the foregoing clauses (a), (b) and (c) is referred to herein individually as a “Sale” and collectively as “Sales.” Notwithstanding the restrictions set forth in this Section 1, during the Lock-Up Period the Securityholder shall be permitted (i) to transfer Locked-Up Securities to transferees for estate planning purposes and (ii) to transfer or sell Locked-Up Securities in privately negotiated transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration and qualification requirements of all applicable state securities laws, so long as under either clause (i) or (ii) any such transferee or purchaser, as the case may be, signs a written instrument satisfactory to the Company in its sole discretion evidencing such transferee’s or purchaser’s agreement to be bound by the provisions of this Agreement with respect to the Locked-Up Securities so transferred.

3. Trading Plans. Notwithstanding anything herein to the contrary, nothing herein shall prevent the Securityholder from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending an existing 10b5-1 trading plan so long as (i) there are no sales or dispositions of securities of the Company under such plans during the Lock-Up Period, as the same may be extended hereby and (ii) no party, including the undersigned, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act in connection with the adoption or amendment of such trading plan.

4. Extension of Lock-Up Period. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

5. Equitable Remedies. The Securityholder acknowledges and agrees that the Company’s remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Securityholder of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, issuing stop transfer instructions to the Company’s transfer agent in connection with any purported transfer of Locked-Up Securities by the Securityholder in violation of the provisions of this Agreement.

6. General Provisions. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the Securityholder. Except as provided in the last sentence of Section 2 of this Agreement, this Agreement and the obligations of the Securityholder hereunder may not be assigned or transferred in whole or in part by the Securityholder without the prior written consent of the Company. Subject to the foregoing, this Agreement and the rights and obligations hereunder shall be binding upon, and inure to the benefit of, the Securityholder and the Company and their respective heirs, successors and assigns. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the State of California or the Federal District Court for the Central District of California over any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up and Standstill Agreement as an instrument under seal effective as of the date first above written.

ARROWHEAD RESEARCH CORPORATION

By:	/s/ R. Bruce Stewart
Name:	R. Bruce Stewart
Title:	Chief Executive Officer

[Signature Page to Lock-Up and Standstill Agreement]

SECURITYHOLDER

INVESTORS:

/s/ William A. McMinn
William A. McMinn

/s/ Bob Gower
Bob Gower

/s/ Mary H. Cain
Mary H. Cain

THE MARY H. CAIN MARITAL TRUST

By:	/s/ Mary H. Cain
Mary H. Cain, Trustee

[Signature Page to Lock-Up and Standstill Agreement]